                                                          Item 6 (a), Exhibit 11

                Western Pennsylvania Adventure Capital Fund, LLC
            Schedule of Computation of Earnings Per Common Share/Unit
                                 For the Periods

                                                                  July 1, 2002              January 1, 2002
                                                                     through                    through
                                                               September 30, 2002         September 30, 2002
                                                               ------------------         ------------------
                                                                   (unaudited)                (unaudited)

Net Income (Loss)                                                    $(  68,273)                $  (330,236)
                                                                     ==========                 ===========

Weighted Average Number of Units Outstanding                          4,222,870                   4,223,639
                                                                      =========                 ===========

Earnings (Loss) per Unit                                             $    (0.02)                $     (0.08)
                                                                     ==========                 ===========

                                                                   July 1, 2001              January 1, 2001
                                                                      through                    through
                                                               September 30, 2001          September 30, 2001
                                                               ------------------          ------------------
                                                                   (unaudited)                 (unaudited)

Net Income (Loss)                                                    $ (138,915)                $(1,442,186)
                                                                     ==========                 ===========

Weighted Average Number of Common Shares Outstanding                  4,224,870                   4,217,756
                                                                     ==========                 ===========

Earnings (Loss) per Common Share                                     $    (0.03)                $     (0.34)
                                                                     ==========                 ===========

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